Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 16, 2018 (this “Amendment”), is entered into among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Borrower”), Phillips Edison & Company, Inc. (f/k/a Phillips Edison Grocery Center REIT I, Inc.), a Maryland corporation (the “Parent Entity”), the Lenders party hereto and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

A.    The Borrower, the Parent Entity, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of October 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Existing Credit Agreement”).

B.    The Borrower has requested that the Required Lenders agree to make certain amendments to the Existing Credit Agreement.

C.    The Borrower has requested that the Existing Credit Agreement be amended to provide for the matters referred to above and that, as so amended, the Existing Credit Agreement for ease of reference be restated (after giving effect to this Amendment) in the form of Appendix A hereto.

D.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.    Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement (as defined below), as the context may require.

2.    Amendment. Effective as of the date hereof (the “First Amendment Closing Date”), the Existing Credit Agreement is hereby amended by this Amendment and for ease of reference restated (after giving effect to this Amendment) in the form of Appendix A hereto (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the “Amended Credit Agreement”).

3.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 3 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)    Execution and Delivery of Agreement.    The Administrative Agent shall have received copies of this Amendment duly executed by the Borrower, the Parent Entity, as Guarantor, the Required Lenders under the Existing Credit Agreement, and the Administrative Agent.

(b)    Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.

(d)    Closing Certificate. Receipt by the Administrative Agent of a duly completed closing certificate setting forth such matters as reasonably requested by the Administrative Agent.

(e)    Termination of Existing Debt. Receipt by the Administrative Agent of evidence that prior to or concurrently with the Closing Date: (i) the Borrower, the Parent Entity, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer and the other swing line lenders and letter of credit issuers party thereto entered into an Amended and Restated Credit Agreement providing for, among other things, the payment in full of the A-1 Term Loan and the A-2 Term Loan thereunder and (ii) an amendment to the Credit Agreement, dated as of July 2, 2014 (as amended from time to time), among the Borrower (by assumption from Phillips Edison Grocery Center Operating Partnership II, L.P.), the Parent Entity (by assumption from Phillips Edison Grocery Center REIT II Inc.), the guarantors party thereto, the lenders party thereto and Key Bank, National Association, as administrative agent, has been entered into providing for, among other things, the termination of the revolving commitments thereunder and the payment in full of all amounts owing with respect thereto and the payment in full of the Term Loan A-1 thereunder.
(f)    Know Your Customer Requirements. The Lenders shall have completed a due diligence investigation of the Loan Parties, in scope, and with results, reasonably satisfactory to the Lender, including, OFAC, the United States Foreign Corrupt Practices Act of 1977 and “know your customer” due diligence. Upon the reasonable request of any Lender, each Loan Party shall have provided to such Lender the documentation and other information regarding itself and any other Person so reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five days prior to the Closing Date. At least five days prior to the date of this Amendment, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to the Borrower.
(g)    Fees/Expenses.    The Borrower shall have paid all fees and expenses, if any, owed by the Borrower to the Administrative Agent, its counsel or any Lender.

4.    Ratification of Credit Agreement. Each of the Loan Parties acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

5.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally;

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of such Person’s Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to such Person except, in the case referred to in this clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e)    After giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party set forth in Article VI of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Amended Credit Agreement; and

(f)    After giving effect to this Amendment, no Default exists.

6.    Counterparts/PDF. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.    Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. This Amendment shall be considered a Loan Document from and after the date hereof. The Loan Parties intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Loan Parties to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	PHILLIPS EDISON GROCERY CENTER OPERATING
PARTNERSHIP I, L.P.,
a Delaware limited partnership
By:     Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
its General Partner

By:    /s/ Robert F. Myers
Name:    Robert F. Myers
Title:    Vice President

PARENT ENTITY:	PHILLIPS EDISON & COMPANY, INC.,
(f/k/a Phillips Edison Grocery Center
REIT I, Inc.), a Maryland corporation

By:    /s/ Robert F. Myers
Name:    Robert F. Myers
Title:    Vice President

ADMINISTRATIVE            WELLS FARGO BANK, NATIONAL ASSOCIATION,
AGENT:                as Administrative Agent

By:    /s/ Scott S. Solis
Name:    Scott S. Solis
Title:    Managing Director

LENDERS:                WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Scott S. Solis
Name:    Scott S. Solis
Title:    Managing Director

BANK OF AMERICA, N.A.

By:    /s/ Gary J. Katunas
Name:    Gary J. Katunas
Title:    Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:    /s/ Michael P. Szuba
Name:    Michael P. Szuba
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION

By:    /s/ Brian B. Fagan
Name:    Brian B. Fagan
Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:    /s/ Paul Choi
Name:    Paul Choi
Title:    Authorized Officer

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Curt M. Steiner
Name:    Curt M. Steiner
Title:    Senior Vice President

CITIBANK, N.A.

By:    /s/ David Bouton
Name:    David Bouton
Title:    Managing Director

REGIONS BANK

By:    /s/ C. Vincent Hughes, Jr.
Name:    C. Vincent Hughes, Jr.
Title:    Vice President

ROYAL BANK OF CANADA

By:    /s/ Sheena Lee
Name:    Sheena Lee
Title:    Authorized Signatory

BRANCH BANKING AND TRUST COMPANY

By:    /s/ Ken Blackwell
Name:    Ken Blackwell
Title:    Senior Vice President